UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2013

Commission File Number:  333-57818

Augme Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
20-0122076
(IRS Employer Identification No.)

4400 Carillon Point, Kirkland, Washington 98033
(Address of principal executive offices)

855-423-5433
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2013, Ms. Roberta L. Minicola gave the Board of Directors (the "Board") of Augme Technologies, Inc. (the "Company") notice of her intent to resign as a director of the Company effective June 30, 2013, due to increased time commitments required at her current job. Ms. Minicola, a Class III director, is not a member of any committees of the Board and her resignation was not because of a disagreement with the Company on any matters relating to the Company's operations, policies, or practices.

On June 6, 2013, the Board unanimously voted to reclassify Mr. John M. Devlin, Jr., who currently serves as a Class II director, to fill the vacancy in Class III that will be created by Ms. Minicola's resignation and to reduce the size of the Board to four (4), effective upon Ms. Minicola's resignation on June 30, 2013. The Board nominated Mr. Devlin as the sole Class III Director to stand for election at the Company's Annual Meeting of Stockholders to be held on July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.

Date:   June 10, 2013
By:	/s/ Thomas J. Virgin

Name: Thomas J. Virgin
Title: Chief Financial Officer